Exhibit 99.1

Blue Apron Holdings, Inc. Reports Fourth Quarter and Full Year 2017 Results

Key Highlights:

•	Net loss improvement of 55% quarter-over-quarter; adjusted EBITDA improvement of 59% quarter-over-quarter reflecting strong focus on expense management and operational improvements.
•	Continued operational progress including stabilization of Blue Apron’s new Linden, New Jersey fulfillment center.
•	Reaccelerated marketing efforts in late December 2017 reflecting the Company’s renewed confidence in operations leading into 2018.

New York, NY – February 13,  2018 – Blue Apron Holdings, Inc. (NYSE: APRN) announced today financial results for the quarter and full year ended December 31, 2017.

“We are methodically implementing operational improvements to drive our business and are encouraged by the progress we’ve made since last quarter, particularly in margin which contributed to improvement in our bottom-line performance,” stated Brad Dickerson, Chief Executive Officer, Blue Apron Holdings, Inc.

“Our top priority remains continuing to drive operational efficiencies that will propel significant improvement in our net loss and adjusted EBITDA in 2018,” Dickerson continued.  “We also believe there are extensive opportunities to diversify and evolve the business in new ways to expand our reach and deepen our engagement with customers and we are sharpening our focus on these windows of opportunity.”

Fourth Quarter 2017 Financial Results

•

Net revenue decreased 13% year-over-year to $187.7 million in the fourth quarter of 2017,  driven primarily by a decrease in Customers and Orders as Blue Apron substantially scaled back its marketing efforts while remaining focused on operational progress in the Company’s Linden, New Jersey fulfillment center.

•

Cost of goods sold, excluding depreciation and amortization (COGS),  decreased 11% year-over-year to $131.5 million in the fourth quarter of 2017, driven largely by  a decrease in Orders. As a percentage of net revenue, COGS increased by 190 basis points year-over-year from 68.2% to 70.1%,  primarily due to an increase in labor costs driven by wage increases in the Company’s fulfillment centers, partially offset by a decrease in food and product packaging costs driven by operational improvements and more favorable pricing with suppliers. COGS decreased 20%  quarter-over-quarter and decreased by 800 basis points as a percentage of net revenue from the third quarter of 2017 led by the Company’s Linden fulfillment center. This sequential improvement is primarily due to operational improvements, including the implementation of enhanced recipe planning tools, as well as expected seasonal benefits in packaging and food.

•

Marketing expense was $25.2 million, or 13.4% as a percentage of net revenue, in the fourth quarter of 2017, compared to  $37.1 million, or 17.2% as a percentage of net revenue, in the fourth quarter of 2016, reflecting Blue Apron’s planned reduction in marketing as it remained focused on driving operational improvements in Linden.  The Company reaccelerated marketing efforts in the final week of December 2017 as operations continued to stabilize, including the launch of Blue Apron’s new national brand campaign.

•

Product, technology,  general, and administrative (PTGA) costs decreased 2% year-over-year from $54.6 million in the fourth quarter of 2016 to $53.3 million in the fourth quarter of 2017 primarily due to a strong focus on expense management.

•

Other operating expense was $6.8 million in the fourth quarter of 2017 due to impairment charges  primarily resulting from the Company’s previously disclosed decision to no longer pursue the planned build-out of the Fairfield facility and employee-related expenses associated with the personnel realignment implemented in October 2017.

•

Net loss was $(39.1)  million and diluted loss per share was $(0.20)  in the fourth quarter of 2017 based on 191.0 million weighted average common shares outstanding, compared to net loss of $(26.1) million and diluted loss per share of $(0.39)  in the fourth quarter of 2016.  The fourth quarter net loss of $(39.1)  million was an improvement of $48.1 million quarter-over-quarter compared to net loss in the third quarter of 2017 of $(87.2) million.

•

Adjusted EBITDA was a loss of $(19.7)  million in the fourth quarter 2017, compared to a loss of  $(22.0) million in the fourth quarter of 2016. Sequentially, adjusted EBITDA improved $28.3 million quarter-over-quarter from a loss of $(48.0) million in the third quarter of 2017, reflecting improved expense management and operational improvements.

Full Year 2017 Financial Results

•	Net revenue for full year 2017 increased 11% to $881.2 million, from $795.4 million for full year 2016, driven primarily by an increase in Orders.
•

Net loss for full year 2017 was $(210.1) million and diluted loss per share was $(1.64) based on 128.1 million weighted average common shares outstanding, compared to net loss of $(54.9) million and diluted earnings per share of $(0.84) for full year 2016.

•

Adjusted EBITDA for full year 2017 was a loss of $(137.9) million, compared to a loss of $(43.6) million for full year 2016,  primarily as a result of increased costs to support business initiatives, including Blue Apron’s new Linden fulfillment center.

Key Customer Metrics

•	Customers decreased by 15% year-over-year and decreased by 13% quarter-over-quarter, primarily reflecting the Company’s planned decrease in marketing spend.
•	Average Revenue per Customer was $248 in the fourth quarter of 2017 compared to $246 in the fourth quarter of 2016, and $245 in the third quarter of 2017.
•	Key customer metrics included in the chart below reflect seasonal trends of the business as well as strategic actions by the Company.
	Three Months Ended,
	December 31,	September 30,	December 31,
	2016	2017	2017
Orders (in thousands)	3,674	3,605	3,196
Customers (in thousands)	879	856	746
Average Order Value	$58.78	$58.16	$57.99
Orders per Customer	4.2	4.2	4.3
Average Revenue per Customer	$246	$245	$248

For a description of how Blue Apron defines and uses these key customer metrics, please see “Use of Key Customer Metrics” below.

Liquidity and Capital Resources

•	Cash and cash equivalents was $228.5 million as of December 31, 2017.
•

Capital expenditures, including amounts in accounts payable, totaled $5.4 million for the fourth quarter of 2017,  largely from investments in automation equipment.  This represents a reduction in the level of capital expenditures from recent quarters reflecting the substantial completion of the Company’s Linden fulfillment center.

•

Full year 2017 capital expenditures, including amounts in accounts payable, totaled $110.5 million, primarily driven by construction and investments in automation equipment at Blue Apron’s fulfillment centers, including its Linden fulfillment center.

Conference Call and Webcast

Blue Apron will hold a call and webcast today at 8:30 a.m., Eastern Time to discuss its fourth quarter and full year 2017 results and business outlook. The conference call can be accessed by dialing (877) 883-0383 or (412) 902-6506, utilizing the conference ID 1511255. Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Tuesday,  February 20,  2018 by dialing (877) 344-7529 or (412) 317-0088, utilizing the conference ID 10115129.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  The Company has developed an integrated ecosystem that enables the Company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies; risks associated with its ability to achieve the benefits of the realignment; its ability to achieve future revenue growth and manage future growth effectively; its expectations regarding competition and its ability to effectively compete; its ability to successfully build out and operate its fulfillment centers; its ability to expand its product offerings; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2017, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the SEC and the other filings that Blue Apron may make with the SEC in the future. Blue Apron assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes adjusted EBITDA, a non-GAAP financial measure, that is not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The Company defines adjusted EBITDA as net earnings (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes and depreciation and amortization, adjusted to eliminate share-based compensation expense. The Company presents adjusted EBITDA because it is a key measure used by the Company’s management and board of directors to understand and evaluate the Company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the Company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the Company’s business.  Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that Company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•

adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company’s business and an important part of its compensation strategy;

•	adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;
•	adjusted EBITDA excludes other operating expense, as other operating expense represents impairment losses and charges related to the personnel realignment;
•	adjusted EBITDA excludes other expense, as other expense represents a one-time loss on the extinguishment of convertible notes;
•	adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;
•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and
•	other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should be considered together with other operating and financial performance measures presented in accordance with GAAP. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable measure calculated in accordance with GAAP, is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures”.

In addition, the Company will be presenting certain guidance regarding future operating results, including forward-looking non-GAAP measures, on today’s call and webcast. Reconciliations of these forward-looking non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP will be posted on the Company’s investor relations section of its website, located at investors.blueapron.com under “Events and Presentations”.

Use of Key Customer Metrics

This press release includes various key customer metrics that we use to evaluate our business and operations, measure our performance, identify trends affecting our business, project our future performance, and make strategic decisions. You should read these metrics in conjunction with our financial statements.

We define and determine our key customer metrics as follows:  We define Orders as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.  We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.  We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.  We define Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.  We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$228,514	$81,468
Accounts receivable	1,945	485
Inventories, net	41,927	42,887
Prepaid expenses and other current assets	7,824	8,267
Other receivables	2,539	4,991
Total current assets	282,749	138,098
Restricted cash	2,371	3,966
Property and equipment, net	230,828	130,961
Other noncurrent assets	1,761	382
TOTAL ASSETS	$517,709	$273,407
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$30,448	$49,549
Accrued expenses and other current liabilities	32,615	40,911
Deferred revenue	27,646	24,278
Total current liabilities	90,709	114,738
Long-term debt	124,687	44,533
Facility financing obligation	70,347	49,809
Other noncurrent liabilities	8,116	2,858
TOTAL LIABILITIES	293,859	211,938
TOTAL CONVERTIBLE PREFERRED STOCK	—	194,869
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	223,850	(133,400)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$517,709	$273,407

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Operations

(In thousands, except share and per-share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net revenue	$187,653	$215,942	$881,191	$795,416
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	131,469	147,193	627,964	532,682
Marketing	25,161	37,079	154,529	144,141
Product, technology, general, and administrative	53,280	54,593	247,907	165,179
Depreciation and amortization	8,501	2,966	26,838	8,217
Other operating expense	6,779	—	12,713	—
Total operating expenses	225,190	241,831	1,069,951	850,219
Income (loss) from operations	(37,537)	(25,889)	(188,760)	(54,803)
Interest income (expense), net	(1,581)	(162)	(6,384)	25
Other income (expense), net	—	—	(14,984)	—
Income (loss) before income taxes	(39,118)	(26,051)	(210,128)	(54,778)
Benefit (provision) for income taxes	(2)	(26)	(15)	(108)
Net income (loss)	$(39,120)	$(26,077)	$(210,143)	$(54,886)

Net income (loss) per share – basic	$(0.20)	$(0.39)	$(1.64)	$(0.84)
Net income (loss) per share – diluted	$(0.20)	$(0.39)	$(1.64)	$(0.84)
Weighted average shares outstanding – basic	191,029,134	67,007,726	128,057,330	65,425,609
Weighted average shares outstanding – diluted	191,029,134	67,007,726	128,057,330	65,425,609

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(210,143)	$(54,886)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	26,838	8,217
Loss (gain) on disposal of property and equipment	(25)	3
Loss on impairment	9,456	—
Changes in reserves and allowances	1,870	151
Share-based compensation	11,270	2,965
Non-cash interest expense	2,719	62
Loss on convertible notes	14,984	—
Changes in operating assets and liabilities	(9,411)	19,943
Net cash from (used in) operating activities	(152,442)	(23,545)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash	1,595	(3,629)
Cash paid for acquisition	(1,177)	—
Purchases of property and equipment	(124,242)	(62,827)
Proceeds from sale of fixed assets	137	—
Net cash from (used in) investing activities	(123,687)	(66,456)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt issuances	144,349	44,471
Proceeds from the exercise of stock options	1,010	402
Principal payments on capital lease obligations	(194)	(264)
Net proceeds from public offering	283,500	—
Payments of public offering costs	(5,490)	—
Net cash from (used in) financing activities	423,175	44,609
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	147,046	(45,392)
CASH AND CASH EQUIVALENTS — Beginning of period	81,468	126,860
CASH AND CASH EQUIVALENTS — End of period	$228,514	$81,468

BLUE APRON HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016	2017	2016
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(87,201)	$(37,359)	$(39,120)	$(26,077)	$(210,143)	$(54,886)
Share-based compensation	5,760	772	2,518	905	11,270	2,965
Depreciation and amortization	8,774	1,992	8,501	2,966	26,838	8,217
Other operating expense	5,934	—	6,779	—	12,713	—
Interest (income) expense, net	1,281	(59)	1,581	162	6,384	(25)
Other (income) expense, net	17,551	—	—	—	14,984	—
Provision (benefit) for income taxes	(133)	27	2	26	15	108
Adjusted EBITDA	$(48,034)	$(34,627)	$(19,739)	$(22,018)	$(137,939)	$(43,621)